Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

ARTHROCARE CORPORATION

(a Delaware corporation)

(Amended and Restated as of August 14, 2009)

TABLE OF CONTENTS

I.	CORPORATE OFFICES		1

	I.1	REGISTERED OFFICE	1
	I.2	OTHER OFFICES	1

II.	MEETINGS OF STOCKHOLDERS		1

	II.1	PLACE OF MEETINGS	1
	II.2	ANNUAL MEETINGS	1
	II.3	SPECIAL MEETINGS	1
	II.4	NOTICE OF STOCKHOLDERS’ MEETINGS	2
	II.5	ADVANCE NOTICE OF STOCKHOLDER BUSINESS TO BE BROUGHT BEFORE A MEETING	2
	II.6	ADVANCE NOTICE OF NOMINATIONS FOR ELECTION TO THE BOARD OF DIRECTORS	5
	II.7	MANNER OF GIVING NOTICE TO STOCKHOLDERS; AFFIDAVIT OF NOTICE TO STOCKHOLDERS	8
	II.8	QUORUM; REQUIRED VOTE	9
	II.9	ADJOURNED MEETING; NOTICE	9
	II.10	VOTING	9
	II.11	RECORD DATE FOR STOCKHOLDER NOTICE; VOTING	10
	II.12	PROXIES	11
	II.13	ORGANIZATION	11
	II.14	LIST OF STOCKHOLDERS ENTITLED TO VOTE	11

III.	DIRECTORS		11

	III.1	POWERS	11
	III.2	NUMBER OF DIRECTORS	12
	III.3	ELECTION AND TERM OF OFFICE OF DIRECTORS	12
	III.4	RESIGNATION AND VACANCIES	12
	III.5	REMOVAL OF DIRECTORS	13
	III.6	PLACE OF MEETINGS; MEETINGS BY TELEPHONE	13
	III.7	REGULAR MEETINGS	13
	III.8	SPECIAL MEETINGS; NOTICE	14
	III.9	QUORUM	14
	III.10	ADJOURNMENT	15
	III.11	NOTICE OF ADJOURNMENT	15
	III.12	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING	15
	III.13	FEES AND COMPENSATION OF DIRECTORS	15
	III.14	LEAD INDEPENDENT DIRECTOR	15

IV.	COMMITTEES		16

	IV.1	SECTION 141 ELECTION	16

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	IV.2	COMMITTEES OF DIRECTORS	16
	IV.3	MEETINGS AND ACTION OF COMMITTEES	16
	IV.4	COMMITTEE MINUTES	16

V.	OFFICERS		17

	V.1	OFFICERS	17
	V.2	ELECTION OF OFFICERS	17
	V.3	SUBORDINATE OFFICERS	17
	V.4	REMOVAL AND RESIGNATION OF OFFICERS	17
	V.5	VACANCIES IN OFFICES	18
	V.6	CHAIRMAN OF THE BOARD	18
	V.7	PRESIDENT	18
	V.8	VICE PRESIDENTS	18
	V.9	SECRETARY	19
	V.10	CHIEF FINANCIAL OFFICER	19
	V.11	ASSISTANT SECRETARY	19
	V.12	ADMINISTRATIVE OFFICERS	20
	V.13	AUTHORITY AND DUTIES OF OFFICERS	20

VI.	INDEMNIFICATION OF DIRECTORS, OFFICERS,		20

EMPLOYEES AND OTHER AGENTS			20

	VI.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS	20
	VI.2	INDEMNIFICATION OF OTHERS	21
	VI.3	INSURANCE	21

VII.	RECORDS AND REPORTS		21

	VII.1	MAINTENANCE AND INSPECTION OF RECORDS	21
	VII.2	INSPECTION BY DIRECTORS	22
	VII.3	ANNUAL STATEMENT TO STOCKHOLDERS	22
	VII.4	REPRESENTATION OF SHARES OF OTHER CORPORATIONS	22
	VII.5	CERTIFICATION AND INSPECTION OF BYLAWS	22

VIII.	GENERAL MATTERS		22

	VIII.1	RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING	22
	VIII.2	CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS	23
	VIII.3	CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED	23
	VIII.4	STOCK CERTIFICATES; TRANSFER; PARTLY PAID SHARES	23
	VIII.5	SPECIAL DESIGNATION ON CERTIFICATES	24
	VIII.6	LOST CERTIFICATES	24
	VIII.7	TRANSFER AGENTS AND REGISTRARS	25

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	VIII.8	CONSTRUCTION; DEFINITIONS	25
	VIII.9	NOTICES GENERALLY	25
	VIII.10	WAIVER OF NOTICE	25

IX.	AMENDMENTS		26

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AMENDED AND RESTATED BYLAWS

OF

ARTHROCARE CORPORATION

(a Delaware corporation)

(Amended and Restated as of August 14, 2009)

ArthroCare Corporation (the “Corporation”), pursuant to the provisions of Section 109 of the General Corporation Law of Delaware, hereby adopts these Amended and Restated Bylaws, which restate, amend and supersede the bylaws of the Corporation, as previously amended and restated, in their entirety as described below:

I. CORPORATE OFFICES

I.1	REGISTERED OFFICE

The registered office of the Corporation shall be fixed in the certificate of incorporation of the Corporation.

I.2	OTHER OFFICES

The board of directors may at any time establish branch or subordinate offices at any place or places where the Corporation is qualified to do business.

II. MEETINGS OF STOCKHOLDERS

II.1	PLACE OF MEETINGS

Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the board of directors. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation. The board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the General Corporation Law of Delaware.

II.2	ANNUAL MEETINGS

The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. At the meeting, directors shall be elected, and any other business may be transacted that is properly brought before the meeting.

II.3	SPECIAL MEETINGS

A special meeting of the stockholders may be called at any time only by the board of directors, by the chairman of the board, or by the president. No other person or persons are permitted to call a special meeting. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice of the meeting.

II.4	NOTICE OF STOCKHOLDERS’ MEETINGS

Unless otherwise required by applicable law, all notices of meetings of stockholders shall be sent or otherwise given in accordance with Section II.7 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at the meeting, and (i) in the case of a special meeting, the purpose or purposes for which the meeting is called (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders (but other business that is properly brought before the meeting may be transacted). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

II.5	ADVANCE NOTICE OF STOCKHOLDER BUSINESS TO BE BROUGHT BEFORE A MEETING

a. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Corporation and specified in the notice of meeting given by or at the direction of the board of directors, (ii) brought before the meeting by or at the direction of the board of directors, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section II.5 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section II.5 as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the board of directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section II.3. Stockholders seeking to nominate persons for election to the Board must comply with Section II.6, and this Section II.5 shall not be applicable to nominations except as expressly provided in Section II.6.

b. Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation, (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section II.5, and (iii)

be Present in Person (as defined below) at the meeting. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive office of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90 th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.

To be “Present in Person” at a meeting, unless otherwise required by law, a stockholder, or a qualified representative of a stockholder, must appear, including by means of remote communication stated in the notice of such meeting pursuant to Section II.4, if any, at such meeting to present such business, notwithstanding that proxies in respect of such business may have been received by the Corporation. For purposes of the definition of Present in Person, to be considered a “qualified representative” of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized in writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at such meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at such meeting.

c. To be in proper form for purposes of this Section II.5, a stockholder’s notice to the Secretary shall set forth:

(1) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(2) As to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which such Synthetic Equity Interests shall be disclosed without regard to whether (x) such derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”), (D) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Synthetic Equity Interests or Short Interests, if any, and (E) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (E) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner; and

(3) As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder.

For purposes of this Section II.5, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these bylaws) of such stockholder or beneficial owner.

d. A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section II.5 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

e. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section II.5. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section II.5, and if he or she should so determine, he or she shall so declare to the meeting and shall not be required to transact or consider any such business not properly brought before the meeting.

f. This Section II.5 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act or any nomination of any person for election to the board of directors (which such nomination shall be governed by Section II.6). In addition to the requirements of this Section II.5 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section II.5 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

g. For purposes of these bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

II.6	ADVANCE NOTICE OF NOMINATIONS FOR ELECTION TO THE BOARD OF DIRECTORS

a. Nominations of any person for election to the board of directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the board of directors, including by any committee or persons appointed by the board of directors, or (ii) by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section II.6 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section II.6 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the board of directors at an annual meeting or special meeting.

b. Without qualification, for a stockholder to make any nomination of a person or persons for election to the board of directors at an annual meeting, the stockholder must (i) provide Timely Notice (as defined in Section II.5) thereof in writing and in proper form to the Secretary of the Corporation, (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section II.6, and (iii) be Present in Person (as defined in Section II.5, except that for purposes of this Section II.6 the term “nomination” shall be substituted for the term “business”, in all places such term appears in such definition) at the meeting. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the board of directors at such special meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section II.6, and (iii) be Present in Person at the meeting. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section II.5) of the date of such special meeting was first made. In no event shall any adjournment of an annual meeting or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

c. To be in proper form for purposes of this Section II.6, a stockholder’s notice to the Secretary shall set forth:

(1) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section II.5(c)(1), except that for purposes of this Section II.6 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section II.5(c)(1));

(2) As to each Nominating Person, any Disclosable Interests (as defined in Section II.5(c)(2), except that for purposes of this Section II.6 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section II.5(c)(2) and the disclosure in clause (E) of Section II.5(c)(2) shall be made with respect to the election of directors at the meeting);

(3) As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section II.6 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; and

(4) The Corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

For purposes of this Section II.6, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any affiliate or associate of such stockholder or beneficial owner.

d. A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section II.6 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

e. Notwithstanding anything in these bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section II.6. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section II.6, and if he or she should so determine, he or she shall so declare such determination to the meeting and he or she shall be entitled to disregard the defective nomination.

f. In addition to the requirements of this Section II.6 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing, any references in this Section II.6 to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section II.6, and compliance with this Section II.6 shall be the exclusive means for a stockholder to make nominations.

II.7	MANNER OF GIVING NOTICE TO STOCKHOLDERS; AFFIDAVIT OF NOTICE TO STOCKHOLDERS

a. Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the Corporation.

b. Except as otherwise prohibited by the General Corporation Law of Delaware and without limiting the foregoing, any notice to stockholders given by the Corporation under any provision of the General Corporation Law of Delaware, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to (and not properly revoked by written notice to the Corporation) by the stockholder to whom the notice is given, to the extent such consent is required by the General Corporation Law of Delaware. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent of the Corporation, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Any such notice shall be deemed given (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

c. For the purposes of these bylaws, an “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

d. Except as otherwise prohibited under the General Corporation Law of Delaware and without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders given by the Corporation under any provision of the General Corporation Law of Delaware, the certificate of incorporation or these bylaws may be given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if a stockholder fails to object in writing to the Corporation within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice in accordance with this Section II.7(d). Any such consent shall be revocable by the stockholders by written notice to the Corporation

e. An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

II.8	QUORUM; REQUIRED VOTE

a. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) the holders of a majority of the shares present and entitled to vote thereat, in person or represented by proxy, shall have power to adjourn the meeting in accordance with Section II.9 of these bylaws.

b. At all meetings of stockholders for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any other question brought before such meeting, unless the question is one upon which, by express provision of applicable law, any regulation applicable to the Corporation or its securities, the rules or regulations of any stock exchange applicable to the Corporation, or of the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question.

c. If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

II.9	ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time and place, if any, or by means of remote communications, if any, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place, if any, and the means of remote communications, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

II.10	VOTING

a. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section II.11 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners, and to voting trusts and other voting agreements).

b. Except as may be otherwise provided by applicable law, in the certificate of incorporation, or in these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder, and stockholders shall not be entitled to cumulate their votes in the election of directors or with respect to any matter submitted to a vote of the stockholders.

c. Notwithstanding the foregoing, if the stockholders of the Corporation are entitled, pursuant to Sections 2115 and 301.5 of the California Corporations Code, to cumulate their votes in the election of directors, each such stockholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes that such stockholder normally is entitled to cast) only if the candidates’ names have been properly placed in nomination (in accordance with these bylaws) prior to commencement of the voting, and the stockholder requesting cumulative voting has given notice prior to commencement of the voting of the stockholder’s intention to cumulate votes. If cumulative voting is properly requested, each holder of stock, or of any class or classes or of a series or series thereof, who elects to cumulate votes shall be entitled to as many votes as equals the number of votes that (absent this provision as to cumulative voting) he or she would be entitled to cast for the election of directors with respect to his or her shares of stock multiplied by the number of directors to be elected by him, and he or she may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he or she may see fit.

II.11	RECORD DATE FOR STOCKHOLDER NOTICE; VOTING

a. For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat, the board of directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which shall, unless otherwise required by law, not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

b. If the board of directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

c. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting.

d. The record date for any other purpose shall be as provided in Section VIII.1 of these bylaws.

II.12	PROXIES

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. Such a proxy may be prepared, transmitted and delivered in any manner permitted by applicable law.

II.13	ORGANIZATION

The president, or in the absence of the president, the chairman of the board, or, in the absence of the president and the chairman of the board, the Lead Independent Director (as defined below), or, in the absence of the Lead Independent Director, one of the Corporation’s vice presidents, shall call the meeting of the stockholders to order, and shall act as chairman of the meeting. In the absence of the president, the chairman of the board, the Lead Independent Director and all of the vice presidents, the stockholders shall appoint a chairman for such meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and the conduct of business. The secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the secretary at any meeting of the stockholders, the chairman of the meeting may appoint any person to act as secretary of the meeting.

II.14	LIST OF STOCKHOLDERS ENTITLED TO VOTE

The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

III. DIRECTORS

III.1	POWERS

Subject to the provisions of the General Corporation Law of Delaware and to any limitations in the certificate of incorporation or these bylaws, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

III.2	NUMBER OF DIRECTORS

The authorized number of directors shall be eight (8). The number of directors may be changed by an amendment to this bylaw, duly adopted by the board of directors or by the stockholders, or by a duly adopted amendment to the certificate of incorporation. No reduction in the authorized number of directors shall have the effect of removing any director before the director’s term of office expires.

III.3	ELECTION AND TERM OF OFFICE OF DIRECTORS

Except as provided in Section III.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director, including a director elected or appointed to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

III.4	RESIGNATION AND VACANCIES

a. Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

b. Except as provided in Section III.4.e. of these bylaws, vacancies in the board of directors may only be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; however, a vacancy created by the removal of a director by the vote of the stockholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum). Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

c. Unless otherwise provided in the certificate of incorporation or these bylaws:

(i)	Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(ii)	Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may only be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

d. If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

e. If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

III.5	REMOVAL OF DIRECTORS

Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that, if and so long as stockholders of the Corporation are entitled to cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

III.6	PLACE OF MEETINGS; MEETINGS BY TELEPHONE

a. Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the board may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation.

b. Any meeting of the board, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such participating directors shall be deemed to be present in person at the meeting.

III.7	REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice at such time as shall from time to time be determined by the board of directors. If any regular meeting day shall fall on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day.

III.8	SPECIAL MEETINGS; NOTICE

a. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two directors.

b. Notice of the time and place of special meetings shall be (i) sent by United States first-class mail, postage prepaid; (ii) hand delivered, sent by overnight express courier or given by telephone; or (iii) sent by facsimile, electronic mail or other electronic transmission, in each case directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records or given by the director to the Corporation for the purpose of notice.

c. If the notice is mailed, it shall be deposited properly addressed and with postage prepaid thereon in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered by hand, overnight express courier, telephone, facsimile, electronic mail or other electronic transmission, it shall be given at least twenty-four (24) hours before the time of the holding of the meeting. The notice shall be deemed given:

(i) in the case of delivery by mail, upon deposit in the United States mail, postage prepaid, directed to the director to whom notice is being given at such director’s address as it appears on the records of the Corporation;

(ii) in the case of hand delivery or notice by telephone, when received by the director to whom notice is to be given or by any person accepting such notice on behalf of such director;

(iii) in the case of delivery by overnight express courier, on the first business day after such notice is dispatched; and

(iv) in the case of delivery via facsimile, electronic mail or other electronic transmission, when sent to the director to whom notice is to be given or by any person accepting such notice on behalf of such director at such director’s facsimile number or electronic mail address, as the case may be, as it appears on the Corporation’s records.

d. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director whom the person giving the notice has reason to believe will promptly communicate it to the director.

e. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

III.9	QUORUM

a. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section III.10 of these bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of these bylaws, the certificate of incorporation and applicable law.

b. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors.

III.10	ADJOURNMENT

A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting of the board of directors to another time and place.

III.11	NOTICE OF ADJOURNMENT

Notice of the time and place of holding an adjourned meeting of the board need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section III.8 of these bylaws, to the directors who were not present at the time of the adjournment.

III.12	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Any action required or permitted to be taken by the board of directors may be taken without a meeting, provided that all members of the board individually or collectively consent in writing or by electronic transmission to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the board of directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

III.13	FEES AND COMPENSATION OF DIRECTORS

Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section III.13 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

III.14	LEAD INDEPENDENT DIRECTOR

The chairman of the board of directors, or if there is no chairman or if the chairman is not an independent director, one of the independent directors, may be designated by the board of directors as lead independent director to serve until replaced by the board of directors (the “Lead Independent Director”). The Lead Independent Director will, with the chairman of the board of directors (if any) and the chief executive officer, establish the agenda for regular meetings of the board of directors and serve as chairman of board meetings in the absence of the chairman of the board of directors, if any; establish the agenda for meetings of the independent directors; and coordinate the activities of the other independent directors and perform such other duties as may be established or delegated by the board of directors from time to time.

IV. COMMITTEES

IV.1	SECTION 141 ELECTION

The Corporation has elected to be governed by Section 141(c)(2) of the Delaware General Corporation Law.

IV.2	COMMITTEES OF DIRECTORS

The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of one or more directors to serve at the pleasure of the board. The board of directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in a resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the Corporation.

IV.3	MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the following provisions of Article III of these bylaws: Section III.6 (place of meetings; meetings by telephone), Section III.7 (regular meetings), Section III.8 (special meetings; notice), Section III.9 (quorum), Section III.10 (adjournment), Section III.11 (notice of adjournment), Section III.12 (board action by written consent without meeting) and Section VIII.10 (waiver of notice), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

IV.4	COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

V. OFFICERS

V.1	OFFICERS

a. The Corporate Officers of the Corporation shall be a president, a secretary and a chief financial officer. The Corporation may also have, at the discretion of the board of directors, one or more vice presidents (however denominated), one or more assistant secretaries, a treasurer and one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section V.3 of these bylaws. The board of directors may elect from among its members a chairman of the board and/or a Lead Independent Director (provided that notwithstanding anything to the contrary contained in these bylaws, neither the chairman of the board nor the Lead Independent Director shall be deemed an officer of the corporation unless so designated by the board of directors). Any number of offices may be held by the same person.

b. In addition to the Corporate Officers of the Company described above, there may also be such Administrative Officers of the Corporation as may be designated and appointed from time to time by the president of the Corporation in accordance with the provisions of Section V.12 of these bylaws.

V.2	ELECTION OF OFFICERS

The Corporate Officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section V.3 or Section V.5 of these bylaws, shall be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment, and shall hold their respective offices for such terms as the board of directors may from time to time determine.

V.3	SUBORDINATE OFFICERS

a. The board of directors may appoint, or may empower the president to appoint, such other Corporate Officers as the business of the Corporation may require, each of whom shall hold office for such period, have such power and authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

b. The president may from time to time designate and appoint Administrative Officers of the Corporation in accordance with the provisions of Section V.12 of these bylaws.

V.4	REMOVAL AND RESIGNATION OF OFFICERS

a. Subject to the rights, if any, of a Corporate Officer under any contract of employment, any Corporate Officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board or, except in case of a Corporate Officer chosen by the board of directors, by any Corporate Officer upon whom such power of removal may be conferred by the board of directors.

b. Any Corporate Officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the Corporate Officer is a party.

c. Any Administrative Officer designated and appointed by the president may be removed, either with or without cause, at any time by the president. Any Administrative Officer may resign at any time by giving written notice to the president or to the secretary of the Corporation.

V.5	VACANCIES IN OFFICES

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

V.6	CHAIRMAN OF THE BOARD

The chairman of the board, if such an individual is elected, shall, if present, preside at meetings of the board of directors and exercise such other powers and perform such other duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no president, then the chairman of the board shall also be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section V.7 of these bylaws. In the absence of the chairman of the board, if any, the Lead Independent Director shall preside at all meetings of the board of directors at which he or she shall be present.

V.7	PRESIDENT

Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the Corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the Corporation. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board or a Lead Independent Director, at all meetings of the board of directors. He or she shall have the general powers and duties of management usually vested in the office of president of a Corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

V.8	VICE PRESIDENTS

In the absence or disability of the president, and if there is no chairman of the board, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

V.9	SECRETARY

a. The secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of the board of directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

b. The secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares and the number and date of cancellation of every certificate surrendered for cancellation.

c. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. He or she shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

V.10	CHIEF FINANCIAL OFFICER

a. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director for a purpose reasonably related to his position as a director.

b. The chief financial officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the board of directors. He or she shall disburse the funds of the Corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

V.11	ASSISTANT SECRETARY

The assistant secretary, if any, or, if there is more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

V.12	ADMINISTRATIVE OFFICERS

In addition to the Corporate Officers of the Corporation as provided in Section V.1 of these bylaws and such subordinate Corporate Officers as may be appointed in accordance with Section V.3 of these bylaws, there may also be such Administrative Officers of the Corporation as may be designated and appointed from time to time by the president of the Corporation. Administrative Officers shall perform such duties and have such powers as from time to time may be determined by the president or the board of directors in order to assist the Corporate Officers in the furtherance of their duties. In the performance of such duties and the exercise of such powers, however, such Administrative Officers shall have limited authority to act on behalf of the Corporation as the board of directors shall establish, including but not limited to limitations on the dollar amount and on the scope of agreements or commitments that may be made by such Administrative Officers on behalf of the Corporation, which limitations may not be exceeded by such individuals or altered by the president without further approval by the board of directors.

V.13	AUTHORITY AND DUTIES OF OFFICERS

In addition to the foregoing powers, authority and duties, all officers of the Corporation shall respectively have such authority and powers and perform such duties in the management of the business of the Corporation as may be designated from time to time by the board of directors.

VI. INDEMNIFICATION OF DIRECTORS, OFFICERS,

EMPLOYEES AND OTHER AGENTS

VI.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS

a. The Corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as the same now exists or may hereafter be amended, indemnify any person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the Corporation. For purposes of this Section VI.1, a “director” or “officer” of the Corporation shall mean any person (i) who is or was a director or officer of the Corporation, (ii) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

b. The Corporation shall be required to indemnify a director or officer in connection with an action, suit or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit, or proceeding (or part thereof) by the director or officer was authorized by the board of directors of the Corporation.

c. The Corporation shall pay the expenses (including attorneys’ fees) incurred by a director or officer of the Corporation entitled to indemnification hereunder in defending any action, suit or proceeding referred to in this Section VI.1 in advance of its final disposition;

provided, however, that payment of expenses incurred by a director or officer of the Corporation in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director of officer is not entitled to be indemnified under this Section VI.1 or otherwise.

d. The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Corporation’s certificate of incorporation, these bylaws, agreement, vote of the stockholders or disinterested directors or otherwise.

e. Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

VI.2	INDEMNIFICATION OF OTHERS

The Corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as the same now exists or may hereafter be amended, to indemnify any person (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding, in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an employee or agent of the Corporation. For purposes of this Section VI.2, an “employee” or “agent” of the Corporation (other than a director or officer) shall mean any person (i) who is or was an employee or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as an employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a Corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

VI.3	INSURANCE

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

VII. RECORDS AND REPORTS

VII.1	MAINTENANCE AND INSPECTION OF RECORDS

a. The Corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books and other records of its business and properties.

b. Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

VII.2	INSPECTION BY DIRECTORS

Any director shall have the right to examine (and to make copies of) the Corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director.

VII.3	ANNUAL STATEMENT TO STOCKHOLDERS

The board of directors shall present at each annual meeting a full and clear statement of the business and condition of the Corporation.

VII.4	REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The chairman of the board, if any, the president, any vice president, the chief financial officer, the secretary or any assistant secretary of this Corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of the stock of any other corporation or corporations standing in the name of this Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

VII.5	CERTIFICATION AND INSPECTION OF BYLAWS

The original or a copy of these bylaws, as amended or otherwise altered to date, certified by the secretary, shall be kept at the Corporation’s principal executive office and shall be open to inspection by the stockholders of the Corporation, at all reasonable times during office hours.

VIII. GENERAL MATTERS

VIII.1	RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING

a. For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted and which shall not be more than sixty (60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise provided by law.

b. If the board of directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the applicable resolution.

VIII.2	CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS

From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

VIII.3	CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED

The board of directors, except as otherwise provided in these bylaws, may authorize and empower any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such power and authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount

VIII.4	STOCK CERTIFICATES; TRANSFER; PARTLY PAID SHARES

a. The shares of the Corporation shall be represented by certificates, provided that the board of directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation, by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

b. Certificates for shares shall be of such form and device as the board of directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a summary statement or reference to the powers, designations, preferences or other special rights of such stock and the qualifications, limitations or restrictions of such preferences and/or rights, if any; a statement or summary of liens, if any; a conspicuous notice of restrictions upon transfer or registration of transfer, if any; a statement as to any applicable voting trust agreement; if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.

c. Shares of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

d. The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

VIII.5	SPECIAL DESIGNATION ON CERTIFICATES

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

VIII.6	LOST CERTIFICATES

Except as provided in this Section VIII.6, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates or uncertificated shares on such terms and conditions as the board of directors may require, and the board of directors may require indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate or uncertificated shares.

VIII.7	TRANSFER AGENTS AND REGISTRARS

The board of directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, each of which shall be an incorporated bank or trust company — either domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the board of directors may designate.

VIII.8	CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of Delaware shall govern the construction of these bylaws. Without limiting the generality of this provision, as used in these bylaws, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both an entity and a natural person.

VIII.9	NOTICES GENERALLY

Except as otherwise specifically provided herein or required by applicable law, all notices required to be given pursuant to these bylaws shall be in writing and may in every instance be effectively given by hand delivery (including use of a delivery service), by depositing such notice in the mail, postage prepaid, or by sending such notice by prepaid overnight express courier. Any such notice shall be addressed to the person to whom notice is to be given at such person’s address as it appears on the records of the Corporation. The notice shall be deemed given:

(i) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person;

(ii) in the case of delivery by mail, upon deposit in the United States mail, postage prepaid, directed to the person to whom notice is being given at such person’s address as it appears on the records of the Corporation; and

(iii) in the case of delivery by overnight express courier, on the first business day after such notice is dispatched.

VIII.10	WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware, the certificate of incorporation or these bylaws, a written waiver of notice,

signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission.

IX. AMENDMENTS

The bylaws of the Corporation may be adopted, amended or repealed by the stockholders entitled to vote or by the board of directors of the Corporation. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.